Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of GB&T Bancshares, Inc. on Form S-8 of our report, dated January 30, 2004, appearing in the Annual Report on Form 10-K of GB&T Bancshares, Inc. for the year ended December 31, 2003 and as re-issued in Registration Statement No. 333-119789 on Form S-3.  We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Mauldin & Jenkins, LLC
Atlanta, Georgia
January 11, 2005